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                                                    IVAR Agreement No. _________

                      SUN MICROSYSTES COMPUTER CORPORATION
              U.S. INDIRECT VALUE ADDED RESELLER ("IVAR") AGREEMENT

This AGREEMENT is effective on _______________, 19 __ ("Effective Date") by and between Sun Microsystems Computer Company ("SMCC"), a division of Sun Microsystems, Inc. a California corporation, having a place of business at 2550 Garcia Avenue, Mountain View, California 94043 and Infinite Technology Group LTD ("Reseller") having a place of business at 2 Penn Plaza Suite 1500 New York City, NY 10121.

1.    SCOPE

      This Agreement governs Resellers authorization to purchase certain SMCC products ("Products") from a designated SMCC Authorized master reseller ("Master Reseller") and to resell those Products in the United States to end users other than the Federal Government ("End Users"). Products, approved buying and selling locations, and the identity of the designated Master Reseller are set out in Exhibit A. SMCC may discontinue any Product upon sixty (60) days' notice.

2.    APPOINTMENT

      SMCC appoints Resellers as a non-exclusive Indirect Value Added Reseller ("IVAR"). IVAR is authorized to purchase Product from its designated Master Reseller. Product must be (i) sold, leased or rented (collectively referred to as "sold") in conjunction with the services and/or products set out on Exhibit B (collectively referred as "Value Added Services");
      (ii) sold directly to End Users on a face-to-face basis; and (iii) installed at an End User Site in the United States ("Authorized Sale").

      The sale of Products to resellers is prohibited. The sale of Products to the Federal Government is prohibited unless IVAR executes a Government System Integrator (GSI) Addendum. IVAR's primary business must at all times be the sale and support of computer systems and related Valued Added Services.

      IVAR has executed the "Representation and Warranty" attached as Exhibit E, thereby representing and warranting that it currently operates under, and will maintain for the remainder of the term of this Agreement, a business model so that at least fifty Percent (50%) of IVAR's aggregate revenue for any six month period is generated by the sale of Value Added Services. IVAR agrees, upon reasonable notice and its own expense, to provide to SMCC in confidence, financial reports and documentation sufficient to establish that it is in conformity with this Representation and Warranty. SMCC reserves the right, upon reasonable notice and at SMCC's expense, to audit IVAR's conformity.

3.    RESELLER DEVELOPMENT FUNDS

      IVAR shall receive directly from SMCC, Reseller Development Funds ("RDF") equal to two and thirty-six hundredths percent (2.36%) of the value of its purchases of Products computed at Sun's list price, excluding Products purchased from Sun Express, Products not purchased for resale and Products that IVAR'S Master Reseller did not purchase from SMCC. SMCC may modify this Section upon ninety (90) days' Notice.

4.    BUSINESS PLAN

      IVAR has submitted a Business Plan to, and which has been reviewed by, SMCC (attached as Exhibit C). IVAR has represented to SMCC that the Business Plan accurately reflects the manner in which it intends to market and support Products. Either party may initiate a review of the accuracy of IVAR'S Business Plan upon thirty (30) days' notice, provided that SMCC shall initiate no more than one review per calendar quarter.

5.    IVAR REFERENCE GUIDE

      SMCC's IVAR policies are detailed in its VAR Reference Guide ("Guide"). IVAR represents that it has read the Guide and will comply with all applicable rules and procedures. SMCC may modify the Guide from time to time upon sixty (60) days' Notice.

6.    RESELLER COMMISSION PROGRAM

      IVAR may participate in SMCC's Reseller Commission Program as detailed in the Guide.

7.    EXHIBITS

      The attached Exhibits may be modified only upon the mutual consent of the parties, except that SMCC may modify Exhibit D (Object Code License) at any time. The current version of each Exhibit is hereby incorporated by reference.

8.    IVAR's OBLIGATIONS

      A. Sale and Support. IVAR shall use its best efforts to promote the sale of Products, and shall purchase and maintain the demonstration configuration identified in the Guide for each authorized Product at each authorized selling location. IVAR shall provide to each End User, as detailed in the Guide and the Business Plan; (1) complete pre- and post- installation support, including complete installation, training, and continuous technical service and (ii) hardware and software maintenance support. IVAR must submit and SMCC must approve a detailed, location specific support plan prior to installing Products at any End User site located more than 200 miles from an authorized selling location. The sale and direct support of Products must be performed at all times by full-time employees who are, SMCC trained and SMCC certified, including at least one full time SMCC dedicated sales representative and one full time, SMCC dedicated systems engineer per authorized selling location. Training and certification may be secured directly from SMCC or from any SMCC Authorized training provider. SMCC's support options are set out in the Guide.

      B. Spare Parts. The use of spare parts purchased under the authority granted by this Agreement is strictly limited to (i) resale to an IVAR's End User for internal use, or (ii) the service of Products sold and installed by IVAR under this Agreement, except that IVAR may use such parts to service all of an End User's systems if IVAR has sold and installed at least twenty-five percent (25%) of the systems for which service is being provided.

      C. Upgrades. The list price of upgrades is based upon the return to SMCC of specified parts from the system(s) being upgraded, as set out in the U.S. Price List. IVAR is responsible for assuring that the specified parts are received by SMCC within thirty (30) days after shipment of the upgrade to



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            IVAR. If the specified parts are not timely received, Master
            Reseller will invoice and IVAR agrees to pay Master Reseller (net 30 days) for the non-returned parts, the difference between the list price of the purchased upgrade(s) and the list price of the upgrade system(s) if purchased new.

      D. IVAR Documentation Business Records, and Reports. IVAR shall furnish to its End Users, at the time of delivery of Products, a sales receipt stating the date of sale, and, if applicable, the serial number of Products sold. IVAR shall, during the term of this Agreement and for five (5) years thereafter, keep and maintain complete and accurate business records with respect to its purchase and sale of all Products, including, all documents relating to or exchanged between IVAR and its End Users, Master Reseller and SMCC. SMCC may review these records upon request.

            IVAR shall provide monthly Productivity Status Reports ("PSRs") to SMCC as detailed in the Guide. Upon the initial failure to timely submit a complete PSR; SMCC will put IVAR on notice that it is in breach of its obligation. If IVAR fails to remedy this initial breach or subsequently fail to timely submit a PSR, SMCC may cancel RDF accruals and suspend participation in other programs. Any subsequent failure to remedy or timely submit a PSR may result in immediate termination of this Agreement.

      E. Indemnity and Insurance. IVAR agrees to indemnify and hold SMCC harmless from and against all claims from IVAR's End Users or third parties arising out of any acts and/or omissions of IVAR its employees or representatives. IVAR shall carry liability insurance to protect SMCC from all such claims, pay the premiums therefor, and deliver to SMCC, upon request, proof of such insurance (which shall require thirty (30) days' written notice to SMCC in event of modification or termination).

      F. Fair representation. IVAR shall display, demonstrate, and represent Products fairly and shall make no representations concerning SMCC or its Products which are false, misleading, or inconsistent with those representations set forth in promotional materials, literature and manuals published and supplied by SMCC. IVAR shall comply with all applicable laws and regulations in performing under this Agreement.

      G. "SMCC SPARC Only. IVAR shall not sell, lease, or otherwise deal in any product based on SPARC Architecture, unless such product (i) is a SMCC Product or (ii) is a "laptop system". A product is a "laptop" system if it is (i) transportable, (ii) battery operated, (iii) under sixteen (16) pounds total weight including case, and (iv) packaged without a CRT. IVAR is not prohibited by this Agreement from selling any product that does not contain the SPARC Architecture.

      H. IVAR shall purchase all SMCC Products for resale from its designated Master Reseller unless an exception is granted by SMCC in writing. Purchase terms and conditions as may be agreed upon between IVAR and designated Master Reseller shall govern the purchase of Products. All Product warranties or claims against such warranties shall be between IVAR and its designated Master Reseller. SMCC will permit IVAR to change the identity of its designated Master Reseller only once per year, by Notice (which shall include the effective date of the transition), during the thirty (30) days' period prior to each year's Expiration Date.

      I. Limited Warranty. IVAR must provide a warranty to its End Users at least equivalent to the warranty provided by Master Reseller. IVAR agrees to indemnify SMCC for any liability or damages caused by IVAR's provision of any other warranty.

      J. Failure to comply with any of the foregoing obligations will constitute a material breach of this Agreement.

9.    HIGH RISK ACTIVITIES

      A. PRODUCTS ARE NOT FAULT-TOLERANT AND ARE NOT DESIGNED, MANUFACTURED OR INTENDED FOR USE OR RESALE AS ON-LINE CONTROL EQUIPMENT IN HAZARDOUS ENVIRONMENTS REQUIRING FAIL-SAFE CONTROLS, SUCH AS IN THE OPERATION OF NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR COMMUNICATION SYSTEMS, AIR TRAFFIC CONTROL, LIFE SUPPORT, OR WEAPONS SYSTEMS ("HIGH RISK ACTIVITIES"). SMCC SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR SUCH HIGH RISK ACTIVITIES.

      B. IVAR represents and warrants that it will not use, or knowingly distribute or resell, Products for such High Risk Activities and that it will ensure that its customers and End-Users of Products are provided with the notice in A. above.

10.   TRADEMARKS, LOGOS AND PRODUCT DESIGNS

      A. "Sun Trademarks" means all company names, products names, marks, logos, designs, trade dress and other designations or brands used by Sun Microsystems Inc., its subsidiaries and affiliates in connection with Products, including Sun, Sun Microsystems, the Sun logo,
            SPARC station, SPARC server, and all Sun product designs.

      B. IVAR is granted no right, title, license or interest in the Sun Trademarks. IVAR acknowledges Sun's rights in the Sun Trademarks and agrees that any and all use of the Sun Trademarks by IVAR shall inure to the sole benefit of Sun. IVAR agrees that it shall take no action inconsistent with Sun's ownership of the Sun Trademarks and agrees not to challenge Sun's rights in or attempt to register any of the Sun Trademarks, or any other name or mark owned or used by Sun or any mark confusingly similar thereto. If at any time IVAR acquires any rights in, or any registration or application for, any of the Sun Trademarks by operation of law or otherwise, it will immediately upon request by Sun and at no expense to Sun, as-



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            sign such rights, registrations, or applications to Sun, along with any and all associated goodwill.

      C. IVAR may refer to the Products by their associated Sun Trademarks provided that such references are truthful and not misleading and provided that IVAR complies with the then-current Sun Trademark and Logo Policies.

11.   SOFTWARE

A. License. IVAR is granted a non-exclusive nontransferable limited license to distribute and sublicense Products consisting of software in machine readable form ("Software") to run on SMCC CPUs sold to End Users in accordance with the terms of this Agreement. IVAR shall require each of its End Users to execute a sublicense containing, at a minimum, the provisions set forth on Exhibit D and shall provide copies to SMCC on request. IVAR shall keep records specifying the End User, its location, the serial numbers of the CPU(s) on which the Software was licensed, and the license capacity (single user or multiuser). The records may be audited once per year by SMCC.

B. Internal Use. The provisions of Exhibit D (Object Code License) shall govern IVAR'S internal use of Software, including use for demonstration, development or training purposes.

C. Restrictions. Title to all copies of Software is retained by SMCC or its Licensor. IVAR agrees not to decompile, disassemble, or otherwise reverse engineer Software.

12.   TERM AND TERMINATION

A. Term. This agreement shall commence on the Effective Date and shall remain in force until the date established according to the following schedule:

      Effective Date:                                 Expiration Date:
                                                      (of each following year):
      January 1 -- March 31                           March 31
      April 1 -- June 30                              June 30
      July 1 -- September 30                          September 30
      October 1 -- December 31                        December 31

      It shall be automatically renewed on an annual basis thereafter, unless at least thirty (30) days prior to any years Expiration Date, SMCC or IVAR tenders Notice of intention not to renew.

B.    Termination.

      (1) This agreement (which, for purposes of termination by SMCC, may be construed as referring to individual authorized buying or selling locations) may be terminated by either party (i) without cause, for any reason, on ninety (90) days' Notice to the other party, (ii) immediately, by Notice, upon material breach by the other party, if such breach cannot be remedied; (iii) by Notice, if the other party fails to cure any, material remediable breach of this Agreement within thirty (30) days of receipt of Notice of such breach, or (iv) immediately by Notice upon the second commission of a previously remedied material breach.

      (2) SMCC may terminate this Agreement immediately, by Notice in the event that (i) there is any material change in the management or control of IVAR, or transfer of any substantial part of IVAR's business, (ii) SMCC discovers that IVAR has make a material misrepresentation or omission in its Reseller Application, (iii) IVAR makes an unauthorized sale, or (iv) IVAR fails to maintain the business model set out in Section 2, herein.

C. Effect of Termination. Upon any termination or expiration of this Agreement, IVAR shall no longer be authorized to purchase Products from Master Reseller. With the exception of those rights and obligations which by their nature should survive, all rights and licenses granted to IVAR under this Agreement shall immediately cease and terminate. Neither party, shall be liable to the other for damages of any kind, on account of the termination or expiration of this Agreement in accordance with its terms and conditions.

13.   LIMITATION OF LIABILITY

      Except for express obligations to indemnify under this Agreement, and/or breach of Sections 9 (High Risk Activity), 11 (Software), or 15 (Confidentiality):

A. Each party's liability to the other for claims related to this Agreement, whether for breach or in tort, shall be limited to $10,000, and

B. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE IN CONNECTION WITH OR RELATED TO THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA OR OTHER ECONOMIC ADVANTAGE), HOWSOEVER ARISING, WHETHER FOR BREACH OF THIS AGREEMENT, INCLUDING BREACH OF WARRANTY, OR IN TORT, EVEN IF THAT PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

14.   DISCLAIMER OF WARRANTY

      EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY EXCLUDED.

15.   CONFIDENTIALITY

      If SMCC desires that information provided to IVAR under this Agreement be held in confidence, SMCC agrees to identify such information as "Confidential" or "Proprietary" ("Confidential Information"). All
      Software is Confidential Information. IVAR will not disclose Confidential Information and will use it only for purposes specifically related to this Agreement. This Agreement shall not affect any confidential disclosure agreement between the parties.

16.   NO EXPORTATION

      IVAR agrees that it shall resell Products only to End Users in the Continental United States, Alaska, and Hawaii, unless IVAR has been accepted into SMCC's Passport Program and has executed a Passport Addendum to this Agreement. Products, including technical data, are subject to the U.S. Export Administration Act and its associated regulations and may be subject to export or import regulations in other countries. IVAR

    IVAR agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export or re-export Products.



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      agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export or re-export Products.

17.   GENERAL

      A. Dispute Resolution. Any action related to this Agreement will be governed by California law, excluding choice of law rules, and will be brought exclusively in the United States District Court for Northern California or the California Superior Court for the County of Santa Clara. The parties hereby submit to the personal jurisdiction and venue of such courts.

      B. Relationship. The parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, or master/servant relationship. Neither party shall be authorized to bind the other, or act in a manner which expresses or implies a relationship other than that of independent contractor.

      C. Assignment. IVAR may not assign or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of SMCC.

      D. Waiver or Delay. Any waiver of any provision of this Agreement, or a delay by either party in the enforcement of any right hereunder, shall neither be construed as a continuing waiver, nor create an expectation of non-enforcement, of that or any other provision or right.

      E. Force Majeure. A party is not liable for non-performance of this Agreement, to the extent to which the non-performance is caused by events or conditions beyond that party's control, and the party gives prompt Notice and makes all reasonable efforts to perform.

      F. Notice. All Notices (upper-case N") under this Agreement must be in writing and delivered either in person or by a means evidenced by a delivery receipt, to the address specified, below. Notice will be effective upon receipt.

      If to SMCC:

            Sun Microsystems Computer Corporation
            2550 Garcia Avenue, M/S MIL06-20
            Mountain View, CA 94043
            Attn: Manager, Sales Contracts

      If to IVAR:

            Infinite Technology Group LTD
            2 Penn Plaza Suite 1500
            New York City, NY 10121

G. Execution. This Agreement shall become effective only after it has been signed by an authorized officer of IVAR and an authorized officer of SMCC.

H. Entire Agreement. This Agreement, including all attachments incorporated by reference, is the parties' entire agreement relating to Products and:
      (i) supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter; and (ii) prevails over any conflicting or additional terms of any quote, order, acknowledgement, or similar communication between the parties during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by a duly authorized representative of each party.

SUN MICROSYSTEMS COMPUTER CORPORATION:    IVAR


By:                                       By: /s/ Mark Dresner
    ---------------------------------         ----------------------------------

Name:                                     Name: Mark Dresner
     --------------------------------          ---------------------------------

Title:                                    Title: Executive V.P.
       ------------------------------            -------------------------------

Date:                                     Date: 4/25/95
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July 31, 1999

[LOGO] Sun microsystems

Steve Baronian
Infinite Technology Group LTD
77 Jericho Turnpike
Mineola, NY  11501

RE:   Sun Microsystems Inc. ("SMI")
      U.S. Value Added Reseller Agreement ("Agreement")
      #IV-0932PSN
      Renewal Notification

Pursuant to the terms of your Agreement with Sun Microsystems Inc. (SMI), SMI is pleased to renew your Agreement for an additional 12 months. Your next renewal date is August 31, 2000.

Additionally, in accordance with the terms of the Agreement, we have provided you a blank copy of our most recent Reseller Business Plan. Please complete and return the enclosed to SMI Contracts Management, 16000 North Dallas Parkway, Ste. 700, Dallas, TX 75248 M/S: UDFW04.

If you have any questions, please contact your SMI Sales Representative.

Sincerely,


/s/ Mary Tobias

Mary Tobias
Contracts Coordinator
SMI Contracts Management